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                                                                    Exhibit 23.1
                                                                    ------------

                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------

The Board of Directors
ScanSource, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-8 (No. 33-94640), (No. 333-25423), (No. 333-08884), (No. 333-49879), (No.
333-78281), (No. 333-88133), and (No. 333-36766) of our report dated August 16,
2000, relating to the consolidated balance sheets of ScanSource, Inc. and subsidiaries (the "Company") as of June 30, 2000, and the related consolidated statements of income, shareholder's equity, and cash flows for each of the years in the two-year period ended June 30, 2000, which report is incorporated by reference in the June 30, 2001, Annual Report on Form 10-K of the Company.



/s/ KPMG LLP


Greenville, South Carolina
September 24, 2001